UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2015

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 1, 2015, MedAssets, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Magnitude Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and Magnitude Acquisition Corp., a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by affiliates of Pamplona Capital Management LLP (“Sponsor”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) (other than shares (i) owned by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or Parent or (ii) held by a stockholder who has properly exercised and perfected such holder’s appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)), will be converted into the right to receive, in respect of each share of Company Common Stock, (i) $31.35 in cash, without interest, and (ii) if the Effective Time does not occur before January 30, 2016 (the “Trigger Date”) and the failure of the Effective Time to occur on or prior to the Trigger Date was not caused by the failure of the Company to perform in all material respects its obligations under the Merger Agreement, an amount (rounded down to the nearest penny) in cash equal to the product of (X) the number of days during the period commencing on, and including, the Trigger Date and ending on the day immediately preceding the closing date of the Merger and (Y) $0.008589041 (together, the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, at the Effective Time each issued and outstanding option to purchase Company Common Stock, whether vested or unvested, will be cancelled in exchange for a right to receive an amount in cash equal to the positive difference, if any, between the Merger Consideration and the exercise price per share of Company Common Stock applicable to such option. In addition, at the Effective Time, each restricted award of, or restricted unit with respect to, Company Common Stock will (i) (X) if such award or unit is subject only to time vesting conditions, become fully vested immediately prior to the Effective Time or (Y) if such award or unit is subject to performance-based vesting conditions for which the applicable performance period is not completed as of immediately prior to the Effective Time, be vested according to the following rules: (1) each agreement, plan or arrangement covering such award that specifies the level of performance at which the award will be earned in the event of a change in control shall be applied; (2) if there is no applicable agreement, plan or arrangement specifying the level of performance at which the award will be earned in the event of a change in control, then the unit or award shall be vested based on target performance; and (3) any unit or award that does not vest in accordance with the preceding clause (1) or clause (2) shall be cancelled and terminated without consideration immediately prior to the Effective Time and (ii) be canceled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (X) the total number of shares of Company Common Stock subject to such vested unit or award and (Y) the Merger Consideration. At the Effective Time, each award of a share appreciation right representing a right to acquire shares of Company Common Stock, whether vested or unvested, will (i) (X) if such award is subject only to time vesting conditions, become fully vested immediately prior to the Effective Time or (Y) if such award is subject to performance-based vesting conditions for which the applicable performance period is not completed as of immediately prior to the Effective Time, be vested according to the following rules: (1) each agreement, plan or arrangement covering such award that specifies the level of performance at which the award will be earned in the event of a change in control shall be applied; (2) if there is no applicable agreement, plan or arrangement specifying the level of performance at which the award will be earned in the event of a change in control, then the unit or award shall be vested based on target performance; and (3) any award that does not vest in accordance with the preceding clause (1) or clause (2) shall be cancelled and terminated without consideration immediately prior to the Effective Time and (ii) be cancelled in exchange for a right to receive an amount in cash equal to the positive difference, if any, between the Merger Consideration and the base price per such share of such appreciation right.

The Company, Parent and Merger Sub have each agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, agreements by the Company to (i) conduct its businesses in the ordinary course of business during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not engage in certain specified kinds of actions during that period. In addition, the Company has agreed that, subject to certain exceptions, its board of directors (the “Board”) will recommend the approval and adoption of the Merger Agreement and the Merger by its stockholders. The Company has also made certain additional customary covenants, including, among others, not to (i) solicit or knowingly encourage inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information in connection with, alternative business combination transactions.

The closing of the Merger is subject to certain conditions, including (i) the approval and adoption of the Merger Agreement and the Merger by the Company’s stockholders, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) there being no material adverse effect on the Company prior to the closing of the Merger and (iv) other customary conditions.

Either the Company or Parent may terminate the Merger Agreement if, among certain other circumstances, (i) the Merger has not become effective on or before May 2, 2016 or (ii) the Company’s stockholders fail to approve the Merger Agreement and the Merger. In addition, the Company may terminate the Merger Agreement under certain other circumstances, including to allow the Company to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal.” Parent may terminate the Merger Agreement under certain other circumstances, including if the Board withdraws or adversely changes its recommendation of the Merger.

The Merger Agreement also provides that upon termination of the Merger Agreement under specified circumstances, including, among others, a change in the recommendation of the Board or termination of the Merger Agreement by the Company to allow the Company to enter into a definitive agreement for an alternative business combination transaction that constitutes a “superior proposal,” the Company would be required to pay Parent a termination fee of $58,606,000. In the event that Parent terminates the Merger Agreement due to the Company’s uncured breach of the Merger Agreement such that the conditions to closing would not be satisfied, Parent will also be entitled to reimbursement from the Company of all reasonable out-of-pocket expenses incurred by Parent, Merger Sub and their respective affiliates in connection with the Merger Agreement and the transactions contemplated thereby, which are capped at $12.5 million.

In addition, Parent would be required to pay the Company a reverse termination fee of $117,213,000 if the Merger Agreement is terminated under certain circumstances, including (i) failure by Parent to consummate the transactions contemplated by the Merger Agreement when the conditions to Parent’s obligations to close the transactions have been satisfied or (ii) Parent’s uncured breach of the Merger Agreement such that the condition to closing would not be satisfied. Pamplona Capital Partners IV, L.P. (“Pamplona IV”), an affiliate of Sponsor, has provided the Company with a limited guarantee guaranteeing the payment of the reverse termination fee and certain other monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

Subject to the terms of the Merger Agreement, Parent and Merger Sub have agreed to use their reasonable best efforts to obtain financing. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to fund the aggregate Merger Consideration and any other payments to be made by Parent and Merger Sub at the closing of the Merger and all costs and expenses associated with the transactions contemplated by the Merger Agreement for which Parent and Merger Sub are responsible. Pursuant to an equity commitment letter dated November 1, 2015, Pamplona IV has committed to provide Parent, at the Effective Time, with an equity contribution on the terms and subject to the conditions set forth in such letter.

Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Macquarie Capital (USA) Inc. and GCI Capital Markets LLC have committed to provide debt financing on the terms and subject to the conditions set forth in a debt commitment letter dated November 1, 2015.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties, and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by matters specifically disclosed in (a) the Company’s filings with the Securities and Exchange Commission (the “SEC”) since December 31, 2013 and (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedules delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is attached to this Current Report on Form 8-K only to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the SEC. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts or circumstances relating to the Company or Parent. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read as a stand-alone document, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, 10-Q and other documents that the Company files or has filed with the SEC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2015, the Board approved an amendment (the “Amendment”) to the Bylaws of the Company (the “Bylaws”), effective immediately upon adoption by the Board, to add a new Article VIII, Section 9, providing that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, the certificate of incorporation of the Company or the By-Laws (in each case, as may be amended from time to time); (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine; or (v) any other internal corporate claim as defined in Section 115 of the DGCL or any successor provision, shall be in the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, subject to the court’s having personal jurisdiction over the indispensable parties named therein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On November 2, 2015, the Company and Sponsor issued a joint press release announcing entry into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information For Investors And Stockholders

This report does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This report relates to a proposed acquisition of MedAssets, Inc. by Magnitude Parent Holdings, LLC.

In connection with the proposed Merger, the Company intends to file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. This report is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company will provide the final proxy statement to its stockholders if and when it becomes available. Investors and stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the Company (in each case, if and when available), free of charge at the SEC’s Web Site at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by the Company may be obtained free of charge from the Company’s Investor Relations page on its corporate website at http://ir.medassets.com/.

The Company and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed transactions will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and the proxy statement on Schedule 14A for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Form 8-K include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Form 8-K can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in the Merger Agreement, including, without limitation, the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the

Merger Agreement; (4) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (5) the outcome of any legal proceedings that may be instituted against the Company, Parent or Merger Sub or others following announcement of the Merger Agreement and transactions contemplated therein; and (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger dated as of November 1, 2015, by and among Magnitude Parent Holdings, LLC, Magnitude Acquisition Corp. and MedAssets, Inc.

3.1	Amendment to the Bylaws of MedAssets, Inc. effective November 1, 2015.

99.1	Joint Press Release of MedAssets, Inc. and Pamplona Capital Management, LLP, dated November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

By:	/s/ Anthony Colaluca, Jr.
	Name:	Anthony Colaluca, Jr.
Title: Executive Vice President, Chief Financial Officer

Date: November 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of November 1, 2015, by and among Magnitude Parent Holdings, LLC, Magnitude Acquisition Corp. and MedAssets, Inc.

3.1	Amendment to the Bylaws of MedAssets, Inc. effective November 1, 2015.

99.1	Joint Press Release of MedAssets, Inc. and Pamplona Capital Management, LLP, dated November 2, 2015.